Exhibit 4.9

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT
TO PURCHASE ORDINARY SHARES
OF
MER TELEMANAGEMENT SOLUTIONS LTD.

Issue Date: August 14, 2017	Warrant No. ______________

THIS CERTIFIES that __________ (the “Holder”), has the right to purchase from MER TELEMANAGEMENT SOLUTIONS LTD., a company organized under the laws of the State of Israel, with headquarters located at 14 Hatidhar Street, Ra΄anana 4366516, Israel (the “Company”), up to ___________ fully paid and nonassessable Ordinary Shares of the Company, nominal value NIS 0.01 (the “Ordinary Shares”), subject to adjustment as provided herein, with no exercise price, at any time and from time to time beginning on the Issue Date and ending at 6:00 p.m., eastern time, on the date that is five years following the Issue Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”).

1.             Exercise.

(a)           Right to Exercise.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning following the end of the Option Term (as hereinafter defined) and ending on the Expiration Date (the “Exercise Period”) as to all or any part of the Ordinary Shares covered hereby (the “Warrant Shares”).

(b)           Exercise Notice.  In order to exercise this Warrant, the Holder shall send by facsimile transmission during the Exercise Period, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company (with a copy to the Company’s counsel) an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of Ordinary Shares with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

(d)           Option to Repurchase  Warrant.  For a period of two (2) years commencing on the Issue Date (the “Option Term”), the Company will be entitled to, in its sole discretion, purchase a portion or all of this Warrant from the Holder at a price per issuable Warrant Share of $1.00 (the “Option” and the “Repurchase Price”, respectively). The Company may exercise the Option by notifying the Sellers’ Representative (as such term is defined in the Share Purchase Agreement dated as of February 3, 2015 by and among (i) the Company, (ii) Vexigo Ltd. (“Vexigo”), (iii) FPSV Holdings Ltd. (“FPSV”), (iv) all of the shareholders of Vexigo, other than FPSV and (v) all of the shareholders of FPSV (the “APA”), in writing no later than the end of the Option Term and payment will be made within thirty (30) days of such notice being sent by the Company. In the event the Company exercises the Option in connection with a portion of the Warrant, the terms of Sections (b) and (c) above shall apply. It is hereby clarified that in the event the Option is exercised and payment is not made within thirty (30) days following the end of the Option Term, the Option shall be deemed to have not been exercised. In the event an exercise notice is not provided during the Option Term, the Warrant will be exercisable by the Holder, pursuant to the terms of this Section.

(e)           Automatic Conversion. In the event the Company consummates a merger in which the Company is not the surviving entity, the Warrant will automatically convert on the date the Merger is consummated. In the event such merger is consummated during the Option Term, the automatic conversion will apply unless the Company exercised the Option prior to the consummation of the merger.

2.             Delivery of Warrant Shares Upon Exercise.  Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice (the “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein.  The Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3.             Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

4.             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws unless the Holder complies with Rule 144.

5.             Subdivision or Combination of Ordinary Shares. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the number of Warrant Shares in effect immediately prior to such subdivision will be proportionately increased and the Repurchase Price will be proportionately reduced.  If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the number of Warrant Shares in effect immediately prior to such combination will be proportionally reduced and the Repurchase Price will be proportionately increased.

6.             Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of Ordinary Shares.

7.             Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

8.             Taxes.

The Holder acknowledges that the grant of the Warrant, the issue of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder and that the Company is not able to ensure or represent to the Holder the nature and extent of such tax consequences. The Company shall not pay any taxes payable by the Holder and the Holder shall indemnify the Company, without derogating from the Holder's obligation to pay such amounts, for any and all charges or payments as aforesaid. The trustee appointed in connection with the terms of a pre-ruling issued by the Israeli Tax Authority in connection with the distribution of the consideration under the APA shall withhold required taxes pursuant to applicable law or such pre-ruling on payments to the Holder under this Warrant, unless the Holder shall provide the Company with written confirmation of withholding tax exemption in the form prescribed by law.

9.             Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

10.           Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Mer Telemanagement Solutions Ltd.
14 Hatidhar Street
Ra΄anana 4366516, Israel
Tel:          011-972-9-7777-555
Fax:          011-972-9-7777-566
Attn:       Alon Mualem

With copies (which shall not constitute notice) to:

Ephraim Abramson & Co.
52 Menachem Begin Road
Tel Aviv, Israel
Tel:          011-972-3-6918-225
Fax:          011-972-3-6918-226
Attn:       Odeya Brick-Zarsky, Adv.

and

Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
Tel:          212-732-3200
Fax:          212-732-3232
Attn:       Steven J. Glusband, Esq.

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

11.           Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

12.           Amendments.

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

13.           Entire Agreement.

This Warrant document constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Warrant document supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

14.           Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15.           No Transfer of Warrant.

Transfer of Warrant. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, other than transfers mandated by law, such as by inheritance. In the event of a transfer permitted pursuant to this Warrant, the new holder will be deemed to be a “Holder” for all intents and purposes.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

MER TELEMANAGEMENT SOLUTIONS LTD. By: __________________________ Name: __________________________ Title: __________________________

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase                 of the Ordinary Shares (“Warrant Shares”) of MER TELEMANAGEMENT SOLUTIONS LTD. evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Date: ______________________

___________________________________
Name of Holder

By:  _______________________________
       Name:
       Title: